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                                                                  EXHIBIT 10w(i)


 Resolution dated May 1, 1998, approving amendment to Employment Agreement of
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                              Ivan G. Seidenberg
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     FURTHER RESOLVED, that the Board hereby approves amendments to the Smith
Employment Agreement and the employment agreement dated August 14, 1997 between the Corporation and Ivan G. Seidenberg, Vice Chairman, President and Chief Operating Officer of the Corporation (the "Seidenberg Employment Agreement"), to provide that, during the Secondary Period, as defined in the Smith Employment Agreement and the Seidenberg Employment Agreement, the Chief Executive Officer shall report to this Board and not to the Chairman, and the principal executive officers of the Corporation shall report to the Chief Executive Officer and not to the Office of the Chairman